SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

       Date of Report (Date of Earliest event reported) November 29, 1999

                        Intelligent Medical Imaging, Inc.

       Delaware                     005-49109                   65-0136178
(State of Incorporation)       (Commission File No.)       (IRS Employer ID No.)

3960 RCA Boulevard, Suite 6001, Palm Beach Gardens, Fl  33410

Phone number:  (561) 622-3223

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On November 29, 1999 Intelligent Medical Imaging, Inc., (the "Company" filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida. The Company has been unable to meet current operating requirements and other obligations and intends to operate in Chapter 11 pending an analysis of its operations and potential value of its substantial intellectual property holdings and inventory, including a potential sales of all or a substantial portion of its assets.

ITEM 5.  OTHER EVENTS.

On October 8, 1999 actions were commenced by Blue Creek Ventures, LLC and first York Partners, Inc. in the Circuit Court, State of Florida, alleging default in payment of certain promissory notes executed in connection with financing of the Company's business and operations during 1999 in the aggregate amount of approximately $500,000. The actions have been stayed pending the outcome of the Company's Chapter 11 petition filing.

ITME 7.  FINANCIAL STATMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Intelligent Medical Imaging, Inc.

                                            By: Tyce Fitzmorris
                                                -------------------------------

                                               Tyce Fitzmorris, President & CEO

Date:  December 16, 1999